UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 3, 2005

A.G. EDWARDS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-08527	43-1288229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One North Jefferson Avenue,
St. Louis Missouri		63103
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (314) 955-3000

Item 8.01	Other Events

Filed herewith is A.G. Edwards, Inc. announcement regarding a complaint filed by the Massachusetts Securities Division of the Office of the Secretary of the Commonwealth, as contained in a press release dated February 2, 2005.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

	99 (i)	A.G. Edwards, Inc.'s press release regarding an administrative complaint filed by the Massachusetts Securities Division of the Office of the Secretary of the Commonwealth dated February 2, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

A.G. Edwards, Inc.
Registrant

Date:	February 3, 2005	By:	/s/ Douglas L. Kelly
Douglas L. Kelly
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99(i)	A.G. Edwards, Inc.'s press release regarding an administrative complaint filed by the Massachusetts Securities Division of the Office of the Secretary of the Commonwealth dated February 2, 2005.